Exhibit (j)(iii)

POWER OF ATTORNEY

DIREXION CTS FUND

DIREXION MFS FUND

The undersigned Trustee of the Direxion CTS Fund and Direxion MFS Fund (the “Funds”), subsidiaries of the Direxion Commodity Indexed Strategy Fund and the Direxion Indexed Managed Futures Strategy Fund (each a series of the Direxion Funds and referred to herein as the “Trust Series”), respectively, do hereby constitute and appoint Daniel O’Neill, Patrick J. Rudnick and Robert J. Zutz, (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the registration statements on Form N-1A relating to any of the Funds or Trust Series, and any and all amendments to such registration statements, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Funds or Trust Series, such registration statements and any such amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Funds and Trust Series and the undersigned officers and trustees themselves might or could do.

The undersigned Trustee hereby executes this Power of Attorney as of this 25th day of January, 2012.

Signature	Title

/s/ Gerald E. Shanley III	Trustee
Gerald E. Shanley III